Exhibit 4.1

CIMAREX ENERGY CO.,

INDENTURE

Dated as of June 4, 2014

U.S. Bank National Association,

as Trustee

i

CIMAREX ENERGY CO.

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of June 4, 2014.

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.6
(b)	11.3
(c)	11.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	7.6
§ 314(a)	4.2, 4.3
(b)	Not Applicable
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
§ 318(a)	11.1

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of June 4, 2014, between Cimarex Energy Co., a Delaware corporation (the “Company”), and U.S. Bank National Association (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities or of Series thereof issued under this Indenture.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                    Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, co-agent, co-registrar or Service Agent.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used.  If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Bearer” means anyone in possession from time to time of a Bearer Security.

“Bearer Global Security” or “Bearer Global Securities” means a Bearer Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Bearer Securities, deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System and/or Clearstream Banking, société anonyme, Luxembourg.

“Bearer Security” means any Security, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto for a particular Series, each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary in respect of Hydrocarbons or other commodities used, produced, processed or sold by such Person that are customary in the Oil and Gas Business designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of Hydrocarbons or other commodities.

“Company” means the Person named as such in the first paragraph of this instrument until a successor Person replaces it, pursuant to the applicable provisions of this Indenture, and thereafter means the successor Person.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s Chief Executive Officer, President, or Chief Financial Officer.

“Company Request” means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture or a Series of Securities shall be principally administered, which office at the date hereof is located at 950 17th Street, 12th Floor, Denver, Colorado 80202, Attention:  Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Securities in global form, the Person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

“Dollars” means the currency of the United States of America.

“ECU” means the European Currency Unit as determined by the Commission of the European Union.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“Foreign Government Obligations” means with respect to Securities of any Series that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the time of determination when and for the period as to which such accounting principles are to be applied, including those set forth in the opinions and pronouncements of the

Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person of the type described in clauses (1) through (7), (9) and (10) of the definition of “Indebtedness” and any obligation, direct or indirect, contingent or otherwise, of such Person:

1.                                      to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise); or

2.                                      entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Register or the holder of a Bearer Security.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products, and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means with respect to any Person on any date of determination (without duplication):

1.                                      the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

2.                                      the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

3.                                      the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence and excluding obligations in respect of letters of credit securing obligations (other than the Indebtedness described in clauses (1), (2), (4), (5), (7), (8) or (9) of this definition) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, to the extent such drawing is reimbursed within 10 days following payment on the letter of credit);

4.                                      the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

5.                                      Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

6.                                      the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

7.                                      the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

8.                                      the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

9.                                      to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

10.                               to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of transactions.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.  Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”, provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

1.                                      such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

2.                                      such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

3.                                      there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                 the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.  The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.1.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Maturity”, when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice-President, the Treasurer, or the Secretary of the Company.  Officer of any Subsidiary has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Oil and Gas Business” means (a) the business of acquiring, exploring, exploiting, developing, producing, operating, hedging, swapping and disposing of interests in oil, gas, liquid natural gas and other Hydrocarbon properties and assets, (b) the business of gathering, marketing, treating, processing, storage, refining, selling, hedging, swapping and transporting of any production from such interests, properties or assets (or interests, properties or assets of others) and products produced in association therewith, (c) any business or activity relating to, arising from, or necessary, appropriate, incidental, ancillary or complementary to the activities described in the foregoing clauses (a) and (b) of this definition.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any Series, means the place or places specified in accordance with Section 2.2 where the principal of and any premium and interest on the Securities of that Series are payable, or if not so specified, in accordance with Section 4.6.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Registered Global Security” or “Registered Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Registered Securities” means any Security registered on the Register of the Company.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person within 90 days after the date of the transfer to such Person.

“SEC” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the date of this Indenture, such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Indebtedness” means the principal of, premium, if any, unpaid interest, and all fees and other amounts payable in connection with the following, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, on (x) the Indebtedness of the Company, for money borrowed other than (a) any Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes and (e) Trade Payables, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such Indebtedness is not senior or prior in right of payment to the Securities, (y) all obligations of the Company under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements or arrangements and (z) renewals, extensions, modifications and refundings of any such Indebtedness.  This definition may be modified or superseded by a supplemental indenture.

“Senior Securities” means Securities other than Subordinated Securities.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity”, when used with respect to any Security or Indebtedness or installment of principal or interest thereon, means the date specified in such Security or Indebtedness as the fixed date on which the principal of such Security or Indebtedness or such installment of principal or interest is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Securities” means Securities that by the terms established pursuant to Section 2.2.9 are subordinated in right of payment to Senior Indebtedness of the Company.

“Subordination Provisions”, when used with respect to the Subordinated Securities of any Series, shall have the meaning established pursuant to Section 2.2.9 with respect to the Subordinated Securities of such Series.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general partnership interests of a general partnership or general and limited partnership interests, taken together, of a limited partnership, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantor” means any Restricted Subsidiary defined as such in a definition contained in an amendment or supplemental indenture hereto, as applicable, pursuant to the applicable provisions of this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with the receipt of materials or services.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“Unrestricted Subsidiary” means any Subsidiary of the Company defined as such in a definition contained in an amendment or supplemental indenture hereto, as applicable, pursuant to the applicable provisions of this Indenture.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

Section 1.2                                    Other Definitions.

TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Journal”	11.15
“Judgment Currency”	11.16
“Legal Holiday”	11.7
“mandatory sinking fund payment”	12.1
“Market Exchange Rate”	11.15
“New York Banking Day”	11.16
“optional sinking fund payment”	12.1
“Paying Agent”	2.4
“Register”	2.4
“Registrar”	2.4
“Regular Record Date”	2	.13.1
“Required Currency”	11.16
“Service Agent”	2.4
“Special Record Date”	2	.13.2
“successor person”	5.1

Section 1.3                                    Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities of a Series means the Company, any Subsidiary Guarantor with respect to such Series and any successor obligor upon the Securities of such Series.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA shall have the meanings assigned to them by such definitions.

Section 1.4                                    Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture; and

(f)                                   the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.1                                    Issuable in Series.  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more Series.  All Securities of a Series shall be substantially identical except as to denomination and except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution.  In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.  Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2                                    Establishment of Terms of Series of Securities.  At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.25) by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate pursuant to authority granted under a Board Resolution, subject to Section 2.3:

2.2.1                     the title and designation of the Securities of the Series, which shall distinguish the Securities of the Series from the Securities of all other Series, and which may be part of a Series of Securities previously issued;

2.2.2                     any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6 and except for Securities which, pursuant to Section 2.3, are deemed never to have been authenticated and delivered hereunder);

2.2.3                     if other than Dollars, the Foreign Currency or Foreign Currencies in which the Securities of the Series shall be denominated;

2.2.4                     the date or dates on which the principal of the Securities of the Series shall be payable or the method of determination thereof;

2.2.5                     the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and (in the case of Registered Securities) the date or dates on which a record shall be taken for the determination of Holders to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;

2.2.6                     the place or places where, and the manner in which, the principal of and any interest on the Securities of the Series shall be payable;

2.2.7                     the right, if any, of the Company to redeem Securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be so redeemed, pursuant to any sinking fund or otherwise;

2.2.8                     the obligation, if any, of the Company to redeem, purchase or repay the Securities of the Series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which the Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

2.2.9                     if the Securities of the Series shall be Subordinated Securities, the terms pursuant to which the Securities of the Series shall be made subordinate in right of payment to Senior Indebtedness and the definition of the Senior Indebtedness with respect to the Securities of the Series (in the absence of an express statement to the effect that the Securities of the Series are subordinate in right of payment to all the Senior Indebtedness, the Securities of the Series shall not be subordinate to Senior Indebtedness and shall not constitute Subordinated Securities); and, in the event that the Securities of the Series are Subordinated Securities, such Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, establishing the terms of the Securities of the Series shall expressly state which articles, sections or other provisions thereof constitute the “Subordination Provisions” with respect to the Securities of the Series;

2.2.10              if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and $5,000 in the case of Bearer Securities, the denominations in which the Securities of the Series shall be issuable;

2.2.11              the percentage of the principal amount at which the Securities of the Series shall be issued, and, if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the Maturity thereof and the terms and conditions of any acceleration;

2.2.12              if other than the coin, currency or currencies in which the Securities of the Series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the Securities of the Series shall be payable, including composite currencies or currency units;

2.2.13              if the principal of or interest on the Securities of the Series is to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities of the Series are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

2.2.14              if the amount of payments of principal of or interest on the Securities of the Series may be determined with reference to an index or formula (including an index or formula based on a coin, currency, composite currency or currency unit other than that in which the Securities of the Series are denominated), the manner in which such amounts shall be determined;

2.2.15              whether the Securities of the Series shall be issuable as Registered Securities (and if so, whether such Securities shall be issuable as Registered Global Securities) or Bearer Securities, with or without interest coupons appertaining thereto (and if, so whether such Securities will be issuable as Bearer Global Securities), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Bearer Securities or the payment of interest thereon and the terms upon which Bearer Securities of any Series may be exchanged for Registered Securities of such Series and vice versa, the form of legend or legends which shall be borne by any Registered Global Securities in addition to or in lieu of those set forth in Section 2.14.3;

2.2.16              whether and under what circumstances the Company shall pay additional amounts on the Securities of the Series held by a person who is not a United States of America person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company shall have the option to redeem the Securities of the Series rather than pay such additional amounts;

2.2.17              if the Securities of the Series shall be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of the Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

2.2.18              if other than the Trustee, any trustees, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the Securities of the Series, and the Depositary with respect to any Registered Global Securities;

2.2.19              any deletion from, modification of or addition to the Events of Default, the right of the Trustee or the requisite Holders of the Securities of the Series to declare the principal amount thereof or interest accrued thereon due and payable pursuant to Section 6.2;

2.2.20              change in or addition to the covenants with respect to the Securities of the Series set forth in Articles 4 or 5;

2.2.21              if the Securities of the Series shall be convertible into or exchangeable for any other security or property of the Company, including securities of another Person held by the Company or its Affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

2.2.22              any provisions for remarketing;

2.2.23              the terms applicable to any Securities issued at a discount from their stated principal amount;

2.2.24              if applicable, that the Securities of the Series in whole or in part may be defeasible pursuant to Section 8.3 or 8.4 or both; and

2.2.25     any other terms of the Securities of the Series (which shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(k)).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

The Securities of each Series shall be in substantially such form as shall be established by or pursuant to a Board Resolution, supplemental indenture hereto, or Officers’ Certificate pursuant to authority granted under a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof.

If any of the terms of the Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Series.

Section 2.3            Execution and Authentication.  Two Officers shall execute the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated or at the date of the Security, the Security shall be valid nevertheless so long as such individual was an Officer at the time of execution of the Security.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent appointed by the Trustee.  The signature of the Trustee on a Security shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee or any such authenticating agent shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee or any such authenticating agent of a Company Order.  Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed electronically or in writing.  Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of the Securities of any Series outstanding at any time shall not exceed any limit upon the maximum principal amount for such Series set forth in the

Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of the Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on:  (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 11.4, and (c) an Opinion of Counsel complying with Section 11.4.

Notwithstanding the provisions of Section 2.2 and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.2 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such Series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such Series to be issued.

The Trustee may (at the expense of the Company) appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.4            Registrar and Paying Agent.  The Company shall maintain, with respect to the Securities of each Series, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where the Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where the Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served (“Service Agent”).  The Registrar shall keep a register with respect to the Registered Securities of each Series (the “Register”) and to their transfer and exchange.  The Company shall give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent.  If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for the Securities of any Series for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent.  The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time the Securities of that Series are first issued.  The Company or any of its domestically organized Subsidiaries may act as Paying Agent, Registrar or Service Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent acting hereunder.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Service Agent not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.

The Company may remove any Registrar, Paying Agent or Service for any Series of Securities upon written notice to such Registrar, Paying Agent or Service Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Service Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above.  The Registrar, Paying Agent or Service Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent, Registrar or Service Agent only if the Trustee also resigns as Trustee in accordance with Section 7.8.

Section 2.5            Paying Agent to Hold Money in Trust.  Prior to each due date of the principal (premium, if any) and interest on any Series of Securities, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal (premium, if any) and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.  Upon any Event of Default specified in Section 6.1(f) or (g) (or the corresponding provisions of the Board Resolution, supplemental indenture or Officers’ Certificate establishing a Series of Securities) with respect to the Company, the Trustee shall serve as Paying Agent for the Securities of such Series.

Section 2.6            Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee at least five Business Day before each Interest Payment Date, but in any event not less frequently than semi-annually, and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of the Securities of each Series.  The Trustee may destroy any list furnished to it as provided in this Section 2.6 upon receipt of a new list so furnished.

Section 2.7            Exchange and Registration of Transfer.  The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of a Series and of transfers of Securities of such Series.  The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Security of a Series to the Registrar or any co-registrar for such Series, and satisfaction of the requirements for such transfer set forth in this Section 2.7, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same Series, of any authorized denominations and of like tenor and aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Securities of a Series may be exchanged for other Securities of the same Series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any office or agency of the Registrar or any co-registrar for such Series.  Whenever any Securities of a Series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities of the same Series that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Securities of a Series issued upon any registration of transfer or exchange of Securities of the same Series shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities of the same Series surrendered upon such registration of transfer or exchange.

All Securities of a Series presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Securities of such Series shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Securities, but the Company or the Registrar may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Securities (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6 (or any corresponding provision in any Board Resolution, supplemental indenture or Officers’ Certificate establishing a Series of Securities)).

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) Securities of any Series for a period of 15 Business Days next preceding the date of mailing of a notice of redemption of Securities of that Series selected for redemption, or (b) Securities of any Series or portions thereof called for redemption, except for the unredeemed portion of any Securities of that Series being redeemed in part.

Section 2.8            Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or wrongful taking of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”), the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay, or authorize the payment of (without surrender thereof except in the case of a mutilated Security), such Security.

Upon the issuance of any new Security under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any agent of the Company or the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9            Outstanding Securities.  The Securities outstanding at any time are all the Securities authenticated and delivered by the Trustee under this Indenture, except for those canceled by it, those delivered to it for cancellation, those as to which all of the conditions set forth in Section 8.3 are satisfied and those described in this Section 2.9 as not outstanding.  A Security does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Security, subject to Section 2.10.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities (or portions thereof) payable on that date, and the Paying Agent is not prohibited from paying such money to the Securityholders of such Series on that date pursuant to the terms of the Indenture, then on and after that date such Securities of the Series (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2; (b) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security, which shall be deemed to be outstanding, shall be the amount as specified or determined as contemplated by Section 2.2; and (c) the principal amount of a Security denominated in one or more foreign currencies or currency units, which shall be deemed to be outstanding, shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated in Section 2.2, of the principal amount of such Security (or, in the case of a Security described in clause (a) or (b) above, of the amount determined as provided in such clause).

Section 2.10          Treasury Securities.  In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company, any other obligor upon the Securities or an Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent only Securities of a Series that the Trustee knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or any other obligor on the Securities.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.  The Trustee may, but shall not be obligated to, make a written request that the Company furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 7.1 and 7.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

Section 2.11          Temporary Securities.  Pending the preparation of definitive Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon a Company Order, authenticate and deliver temporary Securities (printed, lithographed, typewritten, photocopied or otherwise produced).  Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.  If temporary Securities of any Series are issued without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Securities of such Series in certificated form and thereupon any or all temporary Securities of such Series may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.6 and, upon such surrender, the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities of the same Series in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities of the same Series in certificated form authenticated and delivered hereunder.

Section 2.12          Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and dispose of such canceled Securities in accordance with its customary procedure.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.  At such time as all beneficial interests in a Registered Global Security of a Series have either been exchanged for definitive Securities of such Series in certificated form, transferred in exchange for an interest in another Registered Global Security, redeemed, repurchased or canceled, such Registered Global Security shall be returned by the Depositary or the custodian with respect to such Registered Global Security to the Trustee for cancellation or retained and canceled by the Trustee.

Section 2.13          Payment of Interest; Interest Rights Preserved.

2.13.1     Except as otherwise provided as contemplated by Section 2.2 with respect to any Series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date (the “Regular Record Date”) for such interest.

2.13.2     Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company together with interest thereon (to the extent permitted by law) at the rate of interest applicable to such Security, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Interest (and interest thereon, if any) to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a special record date (a “Special Record Date”) for the payment of such Defaulted Interest, which will be fixed in the following manner.  The Company will notify the Trustee in writing of the amount of Defaulted Interest (and interest thereon, if any) proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (and interest thereon, if any) or will make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest (and interest thereon, if any) as in this clause (i) provided.  Thereupon the Trustee will fix a Special Record Date for the payment of such Defaulted Interest (and interest thereon, if any) which will be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee will promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such Series at his address as it appears in the Security Register, not less than 10 calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest (and interest thereon, if any) and the Special Record Date therefor having been so mailed, such Defaulted Interest will be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (ii).

(ii)           The Company may make payment of any Defaulted Interest (and interest thereon, if any) on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

2.13.3     Subject to the foregoing provisions of this Section 2.13, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.14          Registered Global Securities.

2.14.1     Terms of Securities.  A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Registered Global Securities and the Depositary or Depositaries for such Registered Global Security or Securities.

2.14.2     Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.7 and in addition thereto, any Registered Global Security shall be exchangeable pursuant to Section 2.7 for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Registered Global Security shall be so exchangeable.  Any Registered Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Registered Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Registered Global Security may not be transferred except as a whole by the Depositary with respect to such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

2.14.3     Legend.  Unless otherwise specified as contemplated by Section 2.2 for the Securities evidenced thereby, each Registered Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

“This Security is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary.  This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

2.14.4     Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction,

notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.14.5     Payments.  Notwithstanding the other provisions of this Indenture, except as otherwise specified as contemplated by Section 2.2 for the Securities of any Series, payment of the principal of and interest, if any, on any Registered Global Security shall be made to the Holder thereof.

2.14.6     Consents, Declaration and Directions.  The Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Registered Global Security as shall be specified in a written statement of the Depositary with respect to such Registered Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15          Computation of Interest.  Except as otherwise specified pursuant to Section 2.2 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.16          CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.

ARTICLE 3
REDEMPTION

Section 3.1            Notice to Trustee.  The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities.  Unless otherwise indicated for a particular Series of Securities by the Board Resolution, supplemental indenture or Officers’ Certificate establishing the terms of such Series of Securities, such redemption may be conditional upon the occurrence of events occurring after the delivery of a notice of redemption.  If Securities of a Series are redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed.  The Company shall give the notice at least 45 calendar days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.2            Selection of Securities to be Redeemed.  Unless otherwise indicated for a particular Series of Securities by the Board Resolution, supplemental indenture or Officers’ Certificate establishing the terms of such Series, in the case of any partial redemption, the particular Securities of the Series to be redeemed shall be selected not more than 60 days prior to the applicable redemption date by the Trustee, from the outstanding Securities of the Series not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which Securities of the Series are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (and in such manner as complies with applicable legal requirements), and which may provide for the selection for redemption of portions of the principal of the Securities (equal to $2,000 or in an integral multiple of $1,000 in excess thereof); provided, however, no Securities of $2,000 in principal amount or less shall be redeemed in part.  If any Security is to be redeemed in part only, the notice of redemption relating to such Security will state the portion of the principal amount thereof to be redeemed.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 3.3            Notice of Redemption.  Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 30 days but not more than 60 days before a redemption date, the Company shall provide a notice of redemption by electronic transmission or first-class mail to each Holder whose Securities are to be redeemed and if any Bearer Securities are outstanding, publish on one occasion a notice in an Authorized Newspaper.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days (or such shorter period of time as shall be satisfactory to the Trustee) prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

The notice of redemption shall identify the Securities of the Series to be redeemed and shall state:

(a)           the redemption date;

(b)           the redemption price;

(c)           the name and address of the Paying Agent;

(d)           if less than all outstanding Securities of the Series are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part;

(e)           that the Securities of the Series called for redemption must be surrendered to the Paying Agent for payment of the redemption price;

(f)            that interest on Securities of the Series called for redemption will cease to accrue on and after the redemption date;

(g)           in case any Security of the Series is to be redeemed in part only, the notice which relates to such Security shall state that on and after the specified redemption date, upon surrender of such Security, the Holder shall receive, without charge, a new Security or Securities of such Series of authorized denominations for the principal amount thereof remaining unredeemed;

(h)           the place or places where Securities of the Series are to be surrendered for payment of the redemption price and accrued interest, if any;

(i)            the paragraph of the Securities of the Series pursuant to which the Securities of the Series are to be redeemed;

(j)            if the redemption is to be conditional upon the satisfaction of certain events, a description of such events;

(k)           the CUSIP, ISIN or other identification number, if any; and

(l)            any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

Section 3.4            Effect of Notice of Redemption.  Notice of redemption of Securities of a Series having been given as aforesaid, unless any conditions specified in such notice have not been satisfied, the Securities or portions of Securities of the Series so to be redeemed shall, on the applicable redemption date, become due and payable at the redemption price therein specified, and from and after such date (unless the Company shall default in the payment of the redemption price) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price therefor.

If any Security of a Series called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the applicable redemption date at the rate borne by the Securities of the Series.

Section 3.5            Deposit of Redemption Price.  On or before the redemption date for the Securities of a Series, the Company shall deposit with the Paying Agent (or if the Company of a Subsidiary of the Company is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.5) an amount of money sufficient to pay the redemption price of, and accrued interest, if any, on, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

Section 3.6            Securities Redeemed in Part.  Any Security of a Series which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 4.6 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities of the Series, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be issued in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE 4
COVENANTS

Section 4.1            Payment of Principal, Premium and Interest.  The Company shall duly and punctually pay the principal of and premium, if any, and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.

Section 4.2            SEC Reports.  The Company shall deliver (which delivery may be via electronic mail) to the Trustee within 15 days after the filing by the Company with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  The Company also shall comply with the other provisions of TIA § 314(a).

Section 4.3            Compliance Certificate.  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a executed by the Company’s principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such Person may have knowledge.  Such certificates need not comply with Section 11.5 of this Indenture.  The Company shall comply with TIA § 314(a)(4).  An Officers’ Certificate shall also notify the Trustee should the then current fiscal year be changed to end on any date other than December 31.

Section 4.4            Compliance with Laws.  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority of any thereof, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliance as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.5            Corporate Existence.  Subject to Article 5 (or the corresponding provision in the Board Resolution, supplemental indenture or Officers’ Certificate establishing the terms of any Series of Securities), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.6            Maintenance of Office or Agency.  The Company will maintain an office or agency in the Borough of Manhattan, The City of New York (or, if different, in each Place of Payment for any Series of Securities), where the Securities of a Series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities of a Series and this Indenture may be served.  The office of the Trustee at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005 is initially designated as such office.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities of a Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.7            Money For Securities Payments to be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to the Securities of any Series, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.  The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor of such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

Whenever the Company shall have one or more Paying Agents for the Securities of any Series, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the Securities of any Series, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)           hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(c)           at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article 8; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on request of the Company, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be published once a week for two successive weeks, in each case on any day of the week, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 4.8            Waiver of Certain Covenants.  Except as otherwise specified as contemplated by Section 2.2 for Securities of such Series, the Company may, with respect to the Securities of any Series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein or pursuant to Section 2.2.20 or Section 9.1(c) for the benefit of the Holders of such Series if before the time for such compliance the Holders of at least 50 percent in principal amount of the outstanding Securities of such Series shall, by an Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such wavier shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of such term, provision or condition shall remain in full force and effect.

ARTICLE 5
SUCCESSORS

Section 5.1            Merger and Consolidation.  The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)           the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Securities and this Indenture; provided, that if the Successor Company is not a corporation, a corporate Wholly Owned Subsidiary that is a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of the Securities;

(2)           immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Section 5.2            Successor Corporation Substituted.  The predecessor Company will be released from its obligations under the Securities and this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities of any Series.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.1            Events of Default.  “Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)           a default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days); provided that, a valid extension of an interest payment period by the Company in accordance with the terms of such Securities shall not constitute a failure to pay interest; or

(b)           a default in the payment of the principal of, or premium, if any, on, any Security of that Series when due at its Maturity; upon optional redemption, required repurchase, upon declaration or otherwise; or

(c)           a default in the deposit of any sinking fund payment, when and as due in respect of any Security of that Series; or

(d)           a default, subject to the provisions in Section 4.8, in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with as an Event of Default or that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company including a default with respect to Securities of any Series other than that Series (or the payment of which is guaranteed by the Company), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(i)            is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(ii)           results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such outstanding Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates $15.0 million or more; or

(f)            the Company or a Significant Subsidiary:

(i)            commences a voluntary case or voluntary proceeding,

(ii)           consents to the entry of a judgment, decree or an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)          makes a general assignment of substantially all of its property for the benefit of its creditors,

(v)           transmits its written or oral consent to or acquiescence in the institution of a bankruptcy proceeding or other collective proceeding for relief by or against its creditors generally;

(vi)          takes any corporate action to authorize or effect any of the foregoing; or

(vii)         takes any comparable action under any foreign laws relating to insolvency together, the “bankruptcy provisions”); or

(g)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief in an involuntary case against the Company or any Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law;

(ii)           appoints a Custodian for all or substantially all of the property of the Company or any Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law;

(iii)          orders the winding up or liquidation of the Company or any Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law; and

(iv)          in each case, the order, decree or relief remains unstayed or not dismissed and in effect for 60 days following the entry, issuance or effective date thereof; or

(h)           any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2.19.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2            Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in Section 6.1(a), (b), (c) or (e) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of each such affected series then outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

Except as otherwise provided in the terms of any series of Senior Securities pursuant to Section 2.2, if an Event of Default described in Section 6.1(d) or (h) above with respect to all series of the Senior Securities then outstanding, occurs and is continuing, then, and in each and every such case, unless the principal of all of the Senior Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of all of the Senior Securities then outstanding hereunder (treated as one class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Senior Securities of any series are Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Senior Securities then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.  If an Event of Default described in Section 6.1(f) or (g) above occurs and is continuing, then the principal amount of all the Senior Securities then outstanding, and the interest accrued and unpaid thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Except as otherwise provided in the terms of any series of Subordinated Securities pursuant to Section 2.2, if an Event of Default described in Section 6.1(d) or (h) above with respect to all series of Subordinated Securities then outstanding, occurs and is continuing, then, and in each and every such case, unless the principal of all of the Subordinated Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of all of the Subordinated Securities then outstanding hereunder (treated as one class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Subordinated Securities of any series are Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Subordinated Securities then outstanding, and the interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.

If an Event of Default described in Section 6.1(d) or (h) occurs and is continuing, which Event of Default is with respect to less than all series of Senior Securities then outstanding, then, and in each and every such case, except for any series of Senior Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Senior Securities of each such affected series then outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an Event of Default described in Section 6.1(d) or (h) occurs and is continuing, which Event of Default is with respect to less than all series of Subordinated Securities then outstanding, then, and in each and every such case, except for any series of Subordinated Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Subordinated Securities of each such affected series then outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of Subordinated Securities of such series, and the interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an Event of Default specified in Section 6.1(f) or (g) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee (including without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), may rescind and annul such declaration and its consequences if:

(a)           the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)            all overdue interest, if any, on all Securities of that Series,

(ii)           the principal of any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(iii)          to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(b)           all existing Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13; and

(c)           rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3            Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if

(a)           default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)           default is made in the payment of principal of any Security when due at the Maturity thereof, or

(c)           default is made in the deposit of any sinking fund payment when and as due by the terms of a Security, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the

Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4            Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5            Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6            Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee under Section 7.7; and

Second:  To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium if any, and interest, respectively; and

The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Holder a notice that states the record date, the payment date and amount to be paid.

Third:  To the Company.

Section 6.7            Limitation on Suits.  No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereof with respect to the Securities of that Series;

(b)           the Holders of not less than 25 percent in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent, in the opinion of the Trustee, with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8            Unconditional Right of Holders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9            Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10          Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11          Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12          Control by Majority.  The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture,

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(c)           subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and

(d)           prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.13          Waiver of Past Defaults.  The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series or any Default under any other provision that cannot be amended without the consent of each affected Holder of a Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14          Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10 percent in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE 7
TRUSTEE

Section 7.1            Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security satisfactory to the Trustee against loss, liability or expense.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties that are specifically set forth in this Indenture and no other implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provisions of the Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(h)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(i)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.2            Rights of Trustee.

(a)           The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and its Subsidiaries at reasonable times and in a reasonable manner, upon reasonable prior written notice to the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) during any period it is serving as Registrar and Paying Agent for the Securities, any Event of Default occurring pursuant to Sections 6.1(1) (a), (b) or (c) (or any corresponding Event of Default in a Board Resolution, supplemental indenture or Officers’ Certificate establishing the terms of a Series of Securities), or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained “actual knowledge.”  “Actual knowledge” shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            Delivery of the reports, information and documents to the Trustee pursuant to Section 3.2 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(k)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)            The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.3            Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee is also subject to Sections 7.10 and 7.11.  In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

Section 7.4            Trustee’s Disclaimer.  The Trustee shall not be responsible and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities or in any document issued in connection with the sale of the Securities or in the Securities other than its certificate of authentication or for the use or application of any Funds received by any Paying Agent other than the Trustee.

Section 7.5            Notice of Defaults.  If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after a Trust Officer obtains actual knowledge of it or written notice of it is received by the Trustee.  Except in the case of a Default or Event of Default in payment of principal, premium, if any, of or interest on any Security of any Series or in payment of any redemption obligation, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

Section 7.6            Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with May 15, 2015, and in any event prior to June 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar and, if any Bearer Securities are outstanding, to the holder(s) of Bearer Securities who have provided written request therefor and their mailing address to the Trustee, a brief report dated as of May 15 each year as and if required by TIA § 313(a) if and to the extent required by such subsection.  The Trustee shall also comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange (if any) on which the Securities of that Series are listed.  The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange and of any delisting thereof.

Section 7.7            Compensation and Indemnity.  The Company (and the Subsidiary Guarantors, if any, jointly and severally) shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company (and the Subsidiary Guarantors, if any, jointly and severally) shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Securities or the administration of this trust and the performance of its duties hereunder including the costs and expenses of enforcing this Indenture (including this Section 7.7) and the Securities and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof.  The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense.  Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company (and a Subsidiary Guarantor, if any) need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence and bad faith, subject to exceptions contained in Section 7.1(c) hereof.

To secure the Company’s (and any Subsidiary Guarantor’s) payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities of that Series.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) (or any corresponding Event of Default specified in a Board Resolution, supplemental indenture or Officers’ Certificate establishing the terms of a Series of Securities) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8            Replacement of Trustee.  The Trustee may resign with respect to the Securities of one or more Series at any time by giving the Company written notice thereof.  The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee with respect to Securities of one or more Series if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities of any Series and such Securityholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, and only thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to each Securityholder of each such Series and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10 percent in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Securityholder of the applicable Series who satisfies the requirements of TIA § 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

A resignation or removal of the Trustee and the appointment of a Successor Trustee shall become effective only upon the Successor Trustee’s acceptance of appointment as provided in this Section 7.8.

Section 7.9            Successor Trustee by Merger, etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee with respect to the Securities of any one or more Series shall succeed to the trusts created by this Indenture any of the Securities of the applicable Series shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities of the applicable Series so authenticated; and in case at that time any of the Securities of such Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases each such certificate shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10          Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11          Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1            Satisfaction and Discharge of Indenture.  This Indenture, with respect to Securities of any Series (if all Series issued under this Indenture are not to be affected) shall, upon Company Order, cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)           either

(i)            all Securities of such Series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid or (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 2.5 and 4.7) have been delivered to the Trustee for cancellation; or

(ii)           all such Securities of such Series not theretofore delivered to the Trustee for cancellation:

(1)           have become due and payable, or

(2)           will become due and payable at their Stated Maturity within one year, or

(3)           are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4)           are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on, and any mandatory sinking fund payments to the date of such deposit (in the case of Securities of such Series which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, 4.7 (last paragraph only), 8.1, 8.2 and 8.5 shall survive.

Section 8.2                                    Application of Trust Funds; Indemnification.

(a)                                 Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

(b)                                 The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)                                  The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3                                    Legal Defeasance of Securities of any Series.  Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2.25, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture and all of the Company’s obligations (and the obligations of a Subsidiary Guarantor, if any), as it relates to such outstanding Securities of such Series, shall terminate and no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

(a)                                 the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)                                 the provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, 8.2, 8.3 and 8.5; and

(c)                                  the rights, powers, trust and immunities of the Trustee hereunder;  provided that, the following conditions shall have been satisfied:

(d)                                 the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (or if nationally recognized independent accounting firms no longer routinely express such opinions, a certificate from the chief financial officer of the Company expressing his or her opinion), delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such Series on the dates such installments of interest or principal are due;

(e)                                  such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(f)                                   no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from a nationally recognized law firm to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel (subject to customary assumption and exclusions) shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(h)                                 the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

(i)                                     the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumption and exclusions) to the effect that such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

(j)                                    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.3 have been complied with.

Upon satisfaction of the conditions set forth herein and upon request and expense of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.  The Company may exercise its legal defeasance option under this Section 8.3 notwithstanding its prior exercise of its covenant defeasance option pursuant to Section 8.4.

Section 8.4                                    Covenant Defeasance.  Unless this Section 8.4 is otherwise specified pursuant to Section 2.2.25 to be inapplicable to Securities of any Series, on and after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.5 and 5.1 as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of

Securities or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.2.20 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1) and the occurrence of any event described in clause (f) of Section 6.1 shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a)                                 with reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars  (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (or if nationally recognized independent accounting firms no longer routinely express such opinions, a certificate from the chief financial officer of the Company expressing his or her opinion), delivered to the Trustee, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the Securities of such Series on the dates such installments of interest or principal are due;

(b)                                 such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)                                  no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(d)                                 the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) from a nationally recognized law firm confirming that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(e)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(f)                                   the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.4 have been complied with.

Upon satisfaction of the conditions set forth herein and upon request and expense of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

Section 8.5                                    Repayment to Company.  Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable; provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this Section 8.5.  The provisions of the last paragraph of Section 4.7 shall apply to any money held by the Trustee or any Paying Agent that remains unclaimed for two years after the Maturity of any Series or Securities for which money or U.S. Government Obligations have been deposited pursuant to Sections 8.3 and 8.4.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

Section 8.6                                    Effect of Subordination Provisions.  Unless otherwise expressly established pursuant to Section 2.2 with respect to the Subordinated Securities of any Series, the provisions of Article 10 hereof, insofar as they pertain to the Subordinated Securities of such series, and the Subordination Provisions established pursuant to Section 2.2.9 with respect to such Series, are hereby expressly made subject to the provisions for satisfaction and discharge and defeasance and covenant defeasance set for this Article 8 and, anything herein to the contrary notwithstanding, upon the effectiveness of such satisfaction and discharge and defeasance and covenant defeasance pursuant to this Article 8 with respect to the Securities of such Series, such Securities shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Article 10 or the Subordination Provisions established pursuant to Section 2.2.9 with respect to such series and, without limitation to the foregoing, all moneys, U.S. Government Obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge, defeasance or covenant defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, on, and mandatory sinking fund payments, if any with respect to the Securities of such Series as and when the same shall become due and payable notwithstanding the provisions of Article 10 or such Subordination Provisions.

ARTICLE 9
AMENDMENTS AND WAIVERS

Section 9.1                                    Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

(a)                                 to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more Series any property or assets;

(b)                                 to comply with Article 5;

(c)                                  to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d)                                 add a guarantor or permit any Person to guarantee the obligations under any Series of Securities;

(e)                                  to cure any ambiguity, defect or inconsistency;

(f)                                   to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

(g)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(h)                                 to provide for uncertificated Securities in addition to or in place of certificated Securities;

(i)                                     to make any change that does not materially adversely affect the rights of any Securityholder;

(j)                                    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

(k)                                 to add to, change, or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) will become effective only when there is no such Security Outstanding; or

(l)                                     to comply with the rules of any applicable Securities depositary.

After an amendment or supplement under this Section 9.1 becomes effective, the Company will mail to Holders a notice briefly describing such amendment or supplement.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1.

Section 9.2                                    With Consent of Holders.  Except as provided in Sections 9.1 or 9.3, the Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series.  Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver.  Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3                                    Limitations.  Without the consent of each Securityholder affected, an amendment or waiver may not:

(a)                                 reduce the percentage in principal amount of Security outstanding whose Holders must consent to an amendment;

(b)                                 reduce the stated rate of or extend the stated time for payment of interest on any Security;

(c)                                  reduce the principal of or extend the Stated Maturity of any Security;

(d)                                 reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased under the Indenture or supplemental indenture;

(e)                                  make the principal thereof (including any amount in respect of original issue discount), or premium thereon, if any, or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof;

(f)                                   reduce the amount of the principal of a Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.2 or the amount thereof provable in bankruptcy pursuant to Section 6.4;

(g)                                  in the case of Subordinated Securities of any series, modify any of the Subordination Provisions or the definition of “Senior Indebtedness” relating to such series in a manner adverse to the holders of such Subordinated Securities;

(h)                                 alter the provisions of Section 11.15 or 11.16;

(i)                                     impair or affect the right of any Securityholder to institute suit for the payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder;

(j)                                    reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(k)                                 modify any provision of this Section 9.3.

Section 9.4                                    Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5                                    Revocation and Effect of Consents.  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Securityholders after such record date.

Section 9.6                                    Notation on or Exchange of Securities.  The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated.  The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon written request new Securities of that Series that reflect the amendment or waiver.

Section 9.7                                    Trustee Protected.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing any amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.4).

ARTICLE 10
SUBORDINATION OF SECURITIES

Section 10.1                             Agreement to Subordinate.  The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Securities of any Series by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on, and mandatory sinking fund payments, if any, in respect of each and all of the Subordinated Securities of such series shall be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Subordinated Securities of such Series pursuant to Section 2.2.9 hereof, in right of payment to the prior payment in full of all Senior Indebtedness with respect to such Series.

ARTICLE 11
MISCELLANEOUS

Section 11.1                             Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 11.2                             Notices.  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company:

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado  80203
Attention:  Chief Financial Officer

and

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado  80203
Attention:  General Counsel

if to the Trustee:

U.S. Bank National Association
950 17th Street, 12th Floor
Denver, Colorado  80202
Attention:  Global Corporate Trust Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be provided by electronic transmission or by first-class mail to his address shown on the register kept by the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper.  Failure to provide a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is provided or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company provides a notice or communication to Securityholders, it shall provide a copy to the Trustee and each Agent at the same time.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice by the Company when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.3                             Communication by Holders with Other Holders.  Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.4                             Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5                             Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 11.6                             Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7                             Legal Holidays.  Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture for a particular Series, a “Legal Holiday” is a Saturday, Sunday or a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, are not required by any applicable law or regulation to be open, and any payment with respect to a Security that is scheduled for payment on a Legal Holiday may be paid on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.8                             No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons, if any, appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the coupons, if any, appertaining thereto.

Section 11.9                             Counterparts.  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10                      Governing Laws; Waiver of Jury Trial.  THIS INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.11                      No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12                      Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13                      Severability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14                      Table of Contents, Headings, Etc.  The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15                      Securities in a Foreign Currency or in ECU.  Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time.  For purposes of this Section 11.15, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the “Journal”).  If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question or, in the case of ECUs, in Luxembourg or such other quotations or, in the case of ECUs, rates of exchange as the Trustee, upon consultation with the Company, shall deem appropriate.  The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

Section 11.16                      Judgment Currency.  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 11.17                      Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of

Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting.  Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.17.

(b)                                 Subject to Sections 7.1 and 7.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Registered Securities shall be proved by the Security register or by a certificate of the registrar thereof.

(c)                                  The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.  The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security as the absolute owner of such Bearer Security (whether or not such Bearer Security shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.  All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bearer Security.

(d)                                 At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 11.17, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security.  Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security.  Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 12
SINKING FUNDS

Section 12.1                             Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2.  Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 12.2                             Satisfaction of Sinking Fund Payments with Securities.  The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities; provided that such Securities have not been previously so credited.  Such Securities shall be received by the Trustee, together with an Officers’ Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.  If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 12.3                             Redemption of Securities for Sinking Fund.  Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers’ Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers’ Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CIMAREX ENERGY CO.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Leland Hansen
Name:	Leland Hansen
Title:	Vice President